SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011
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AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2850 Red Hill Avenue, Suite 100
Santa Ana, CA 92705
(Address of Principal Executive Offices)

(949) 829-4000
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011, the Board of Directors of Aurasound, Inc. (the "Company") appointed Mr. Yu Zhang to serve as a director, effective immediately, with a term expiring at the next annual meeting of stockholders, until his successor has been elected and qualified or until the earlier of his resignation or removal.   It has not yet been determined whether Mr. Zhang will be appointed to serve on any committee of the Board of Directors.

There are no family relationships between Mr. Zhang and any other officer or director of the company.

Mr. Zhang has not been a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Zhang will not receive any fees or cash or equity compensation for his service as a director.

With the addition of Mr. Zhang, the Company's Board of Directors now consists of seven members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 26, 2011

AuraSound, Inc.

By:	/s/ Harald Weisshaupt
Harald Weisshaupt
Its: Chief Executive Officer

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